UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2006

CCI Group, Inc.

(Exact name of Registrant as specified in charter)

Utah                           333-40954                    90-023951

(State or other jurisdiction    (Commission              (I.R.S. Employer

of incorporation)                     File Number)             Identification No.)

8 Sayers Path, Wainscott, New York                 11975

(Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code: (646) 827-9733

.

 (Former name or former address, if changed, since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On October 24, 2006, in the matter entitled Independent Financial Service, Plaintiff v. CCI Group, Inc., Defendant pending in the United States District Court for the District of Rhode Island, Docket No. C.A. 04-378L a bench decision and order following a non-jury trial was issued by United States District Judge Ronald R. Lagueux  finding for the plaintiff on its breach of contract claim and entering judgment against CCI Group, Inc. (the “Company”) in the amount of $504,000 plus interest thereon at the rate of 12% per annum from July 29, 2004 in the total amount of $639,211.00.

The Court found that plaintiff, Independent Financial Service (“IFS”), and the Company had entered into a written agreement on June 17, 2004  which provided that IFS would act as agent for the Company in negotiating and obtaining financing commitments for the Company The (“Agreement”) In exchange for these services the Company agreed that IFS would be paid a fee of four percent (4%) of the gross amount of any such financing and an equity participation equal to two percent (2%) of the Company’s outstanding common stock on the closing date of such financing.

In reaching its determination the District Court found that IFS had performed its services under the Agreement in connection with a loan made to the Company by Laurus Master Fund, Ltd. (“Laurus”) on July 29, 2005 in the amount of $5.1 million and was therefore, entitled to its compensation under the Agreement. Consequently, the District Court awarded IFS damages of $204,000 equal to four percent (4%) of the loan. The District Court further held that specific performance of that part of the Agreement which required compensation to IFS equal to two percent (2%)of the Company’s outstanding stock at the time of the closing of the loan was not appropriate in this case and instead, awarded further damages to IFS of $240,000, an amount equal to the value of two percent (2%) of the Company’s outstanding stock at the time of the closing of the Laurus loan.  At the time of the closing of the Laurus loan the Company had twelve million shares of its common stock outstanding trading at $1.25 per share. Thus, two percent (2%) of the Company’s outstanding stock at the time was 240,000 shares which valued at $1.25 per share equaled $300,000. Accordingly, the total award of damages to IFS was $504,000. The District Court further awarded IFS interest on that amount at the rate of twelve percent (12%) per annum.

The Company is examining its rights to either re-argue or appeal the District Court’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CCI Group, Inc.

Date: October 30, 2006

s/Fred W. Jackson, Jr.

Fred W. Jackson, Jr.

President

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